                                                                   Exhibit 10.22

                    WEBSITE DEVELOPMENT AND HOSTING AGREEMENT

     This Website Development and Hosting Agreement (the "Agreement") is made as
                                                          ---------
of January 21, 2000 ("Execution Date"), by and between Moore Medical Corp., a
                      --------------
Delaware corporation ("Moore"), and e-Media, L.L.C., a Connecticut limited
                       -----
liability company ("e-Media").
                    -------

                                    RECITALS

A. e-Media, which is in the business of designing, developing, creating, programming, implementing and launching websites, desires to design, develop, create, program, implement and launch a Website (as hereinafter defined) for Moore. Exhibit A, attached hereto, describes (in some instances, where expressly so stated, by incorporation by reference from e-Media's Scope of Work) the design, technical and functional capabilities, look and feel and certain other attributes of the Website (collectively, the "Specifications").
          --------------

B. The Website is to employ Work Product (defined hereinafter) and e-Media-Licensed Works (defined hereinafter, together with the Work Product, the "Enabling Works") to implement, launch, produce, edit,
                   --------------
     publish, update and manage the Moore Content (defined hereinafter) on the World Wide Web (defined hereinafter) in accordance with this Agreement and the Specifications. The Work Product, which e-Media is to develop for Moore under this Agreement, and the Moore Content, are to be proprietary to Moore. The e-Media-Licensed Works, which are proprietary to e-Media, are to be licensed to Moore, irrevocably, perpetually, without royalty, for use on the Website.

C. e-Media provides a variety of technical services relating to the hosting of websites on the World Wide Web, including the installation and maintenance of hardware, software and communications facilities, and the hosting and servicing of websites.

D. Moore wishes to retain the services of e-Media to: (i) locate, establish, install, and maintain certain computer hardware, software and telecommunications lines located in, or extending to, e-Media's or a third-party's facilities (the "e-Media Network," as further defined herein)
                                    ---------------
     sufficient to make the Website accessible to users of the World Wide Web and to allow such users to transact business on the Website with Moore;
     (ii) assist Moore with its development and operation of certain computer hardware, software, and telecommunications lines located in, or extending to, Moore's facilities (collectively, the "Moore Network," as hereinafter
                                                -------------
     further defined); (iii) assist Moore in updating and revising the Website; and (iv) consult with Moore with respect to the transfer of the Website.

E. Moore desires to engage e-Media to design, develop, create, program, document, implement, launch, and host its Website, and e-Media wishes to provide Moore with such services as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, Moore and e-Media hereby agree as follows:

6.   DEFINITIONS

     The following terms are used with the following meanings herein:

     1.1  "Accepted" has the meaning set forth in Section 2.6(d).
           --------

     1.2  "Agreement" means this Website Development and Hosting Agreement,
           ---------
          including all provisions thereof and all Exhibits thereto.

     1.3  "Beta Phase One" means the Website review and testing phase in which
           --------------
          e-Media and Moore employ the Enabling Works to produce, edit, publish, update and manage the Moore Content on the Website on password-protected Web Servers, for review and testing by Moore.

     1.4  "Beta Phase One Acceptance" has the meaning set forth in Section
           -------------------------
          2.6(c).

     1.5  "Beta Phase One Acceptance Review" has the meaning set forth in
           --------------------------------
          Section 2.6(b).

     1.6  "Beta Phase One Acceptance Review Period" has the meaning set forth in
           ---------------------------------------
          Section 2.6(b).

     1.7  "Beta Phase Two" means the Website review and testing phase in which
           --------------
          e-Media and Moore employ the Enabling Works to (a) produce, edit, publish, update and manage the Moore Content on the Website on password-protected Web Servers and (b) cause Web Servers to process commercial transactions on the Website with customers selected by Moore, for review and testing by Moore.

     1.8  "Beta Phase Two Acceptance" has the meaning set forth in Section
           -------------------------
          2.6(c).

     1.9  "Beta Phase Two Acceptance Review" has the meaning set forth in
           --------------------------------
          Section 2.6(c).

     1.10 "Beta Phase Two Acceptance Review Period" has the meaning set forth in
           ---------------------------------------
          Section 2.6(c).

     1.11 "CFML" means the series of commands, known as ColdFusion Markup
           ----
          Language, for creating and formatting Webpages and includes only current and future official extensions thereto.

1.12 "Change Proposal," "Change Offer" and "Change Order" have the meanings set
      ---------------    ------------       ------------
forth in Section 3.1.

1.13 "Combined Network" means, collectively, the Moore Network and the e-Media
      ----------------
Network.

1.14 "Combined Network Architecture" has the meaning set forth in Section 5.2.
      -----------------------------

1.15 "Confidential Information" means information in the possession or under the
      ------------------------
control of a party relating to the technical, customer, marketing, product or business affairs or proprietary or Trade Secret information of that party in oral, graphic, written, electronic or machine readable form, other than information that: (a) is known by the recipient in an integrated form at the time of disclosure; (b) becomes, through no act or fault of the recipient, publicly known; (c) is received by the recipient from a third party without a restriction on disclosure or use; or (d) is independently developed by the recipient without reference to such information.

1.16 Intentionally omitted.

1.17 "Content Management Tools" means e-Media's proprietary software, customized
      ------------------------
electronic data interfaces, forms, wizards and templates designed by it for editing and producing content on a website, as referred to under the column captioned "e-Media" in the table under section 1.6.2 of the Specifications and described in section 1.6.4 thereof.

1.18 Intentionally omitted.

1.19 "Cure" has the meaning set forth in Section 2.6(e).
      ----

1.20 "Damages" has the meaning set forth in Section 11.1.
      -------

1.21 Intentionally omitted.

1.22 "Development Agreement" means this Agreement, excluding Section 5 and all
      ---------------------
Exhibits referenced solely therein.

1.23 "Development Fees" has the meaning set forth in Section 6.1.
      ----------------

1.24 "Documentation" means (i) written manuals, meeting the Documentation
      -------------
Standards, containing all information and instructions, and presented in a manner, sufficient for an experienced or competently trained person to efficiently (x) operate the Website in accordance with the Specifications by employing the Enabling Works and (y) produce, edit, publish, update and manage the Moore Content on the Website, in accordance with the Specifications, and
(ii) all work books, diagrams, support manuals, configuration details and identification of components and technical and design documents prepared by or for e-Media in connection with the Work Product or the Website.

1.25 "Documentation Request" and "Documentation Charge Statement" have the
      ---------------------       ------------------------------
meanings set forth in Section 3.2.

1.26 "Documentation Standards" means text, in print or electronic form
      -----------------------
(Microsoft Word format), containing all information and instructions, and organized and presented in a manner, adequate to enable an end-user of the Enabling Work covered by Documentation to effectively employ it and benefit from all its features. The documentation furnished by the licensors of Hosting Software shall serve as a reference for such Standards.

1.27 "Domain Name" means Moore's World Wide Web URL: www.mooremedical.com and
      -----------
any alias or alternative URL so designated by Moore from time to time. "Primary
                                                                        -------
Domain Name" and "Secondary Domain Name" have the meanings set forth in Section
-----------       ---------------------
10.7.

1.28 "e-Media Confidential Information" includes all Confidential Information of
      --------------------------------
e-Media and the source code of the e-Media-Licensed Works.

1.29 "e-Media-Licensed Works" means the Content Management Tools and all
      ----------------------
Upgrades thereto made at any time during the Hosting Term.

1.30 "e-Media Network" means the computer hardware, network connections and
      ---------------
telecommunications lines located in, or extending to, e-Media's or a third party service provider's facilities and designated in Exhibit L, to be operated and maintained by e-Media or a third party service provider as same relates to the Website.

1.31 "e-Media Server" means each individual server contained in the e-Media
      --------------
Network.

     1.32 "e-Media Servers" means all servers contained in the e-Media Network.
           ---------------

     1.33 "e-Media Server Specifications" has the meaning set forth in Section
           -----------------------------
          5.2.

     1.34 "Enabling Works" has the meaning set forth in Recital B.
           --------------

     1.35 "Execution Date" has the meaning set forth in the introductory
           --------------
          paragraph of this Agreement.

     1.36 "For Cause Hosting Term Termination Event" has the meaning set forth
           ----------------------------------------
          in Sections 5.9(b), 5.10(b) and 5.12.

     1.37 "Hosting Agreement" means the Agreement, excluding Sections 2, 3, 4,
           -----------------
          6.2 and 6.3 and all Exhibits referenced solely therein.

     1.38 "Hosting Fee" has the meaning set forth in Section 5.6.
           -----------

     1.39 "Hosting Service" has the meaning set forth in Section 5.1.
           ---------------

     1.40 "Hosting Service Failure" or "Failure" means a failure, identified by
           -----------------------      -------
          e-Media or Moore, of a Hosting Service to function in conformance with the Hosting Agreement. Hosting Service Failures shall be classified by level of severity as set forth in Exhibit N.

     1.41 "Hosting Software" means all software, including server software,
           ----------------
          telecommunications software, security software and other software that is necessary to operate and maintain the Website on the Combined Network in accordance with (i) the Hosting Agreement, and (ii) commonly accepted operating principles and industry standards.

     1.42 "Hosting Term" has the meaning set forth in Section 5.7.
           ------------

     1.43 "HTML" means the series of commands, known as Hypertext Markup
           ----
          Language, for formatting Webpages and includes all current and future extensions thereto, whether or not viewed as "official."

     1.44 "including" means "including, but not limited to."
           ---------

     1.45 "Indemnifying Party" has the meaning set forth in Section 11.1.
           ------------------

     1.46 "Indemnified Party" has the meaning set forth in Section 11.1.
           -----------------

     1.47 "Index Sites" has the meaning set forth in Section 2.9.
           -----------

     1.48 "Intellectual Property Rights" means all now known or hereafter known
           ----------------------------
          tangible and intangible (a) rights associated with works of authorship throughout the universe, including but not limited to, copyrights, moral rights, and mask-works; (b) trademark and trade name rights and similar rights; (c) Trade Secret rights; (d) patents, designs, algorithms and other industrial property rights; (e) all other intellectual and industrial property rights (of every kind and nature throughout the universe and however designated, including logos, "rental" rights and rights to remuneration), whether arising by operation of law, contract, license, or otherwise; (f) all registrations, initial applications, renewals, extensions, continuations, divisions or reissues hereof now or hereafter in force; and (g) all rights in any of the foregoing.

     1.49 "Internet" means the worldwide network of computers commonly
           --------
          understood to provide some or all of the following features, among others: electronic mail, file transfers through File Transfer Protocol ("FTP"), Telnet access to local and remote computers, Usenet
            ---
          Newsgroups,

          Browser access to information on local and remote computers, Wide Area Information Servers ("WAIS") and World Wide Web access.
                                ----
     1.50 "Launch" has the meaning set forth in Section 2.6(c).
           ------

     1.51 "Launch Acceptance Date" means the date immediately following the day
           ----------------------
          as of which the Website has operated in accordance with the Specifications for an average of at least ninety-nine and one-half percent (99.5%) of the scheduled operating elapsed time (excluding from the numerator and denominator used in computation of said percent all time during which it did no so operate because of a breach by Moore of the Development Agreement) for any thirty (30) consecutive day period commencing after Launch. For purposes hereof, the Website shall not be deemed to have not operated in accordance with the Specifications to the extent that the downtime (i) does not arise from a breach by e-Media of the Development Agreement; or (ii) arises solely from one or a combination of the following: (a) downtime agreed to in writing by Moore and e-Media, (b) an act or omission of Moore constituting a breach by it of the Development Agreement, or (c) a modification to the Website mutually agreed to by Moore and e-Media. By way of example only, (i) if the Website does not so operate for an average of at least ninety-nine and one-half percent (99.5%) of the first thirty (30) days after Launch, Launch Acceptance Date will not have occurred on the thirty first (31st) day following Launch; and
          (ii) if at the end of the thirty second (32nd) day after Launch it did so operate for the immediately preceding thirty (30) days, the Launch Acceptance Date will have occurred as of the thirty third (33rd) day following Launch.

     1.52 "meets the Specifications," "in accordance with the Specifications,"
           ------------------------    -------------------------------------
          "in conformance with the Specifications," "satisfies the
           --------------------------------------    -------------
          Specifications," and similar phrases mean, with respect to the
          --------------
          Enabling Works or the Website, that they or it perform and function in accordance with the Specifications.

     1.53 "Megabits per second" or "Mbps" means 1,024,000 bits of data
           -------------------      ----
          transmitted in one second.

     1.54 "Moore Confidential Information" includes all: Confidential
           ------------------------------
          Information of Moore; passwords used in connection with the Website (or a Beta Phase); server logs; the Work Product, its source code, and Documents related thereto; Moore Content which Moore designates as confidential; and other materials which Moore designates as confidential or which e-Media should reasonably believe to be confidential. Moore Confidential Information also includes the Website, other than to the extent made publically available by Moore on the World Wide Web and not subject to a copyright, patent, proprietary right held by Moore (except as surrendered by being so made available).

     1.55 "Moore Content" or "Content" means all text, graphics, sound,
           -------------      -------
          animation, video and other data supplied by Moore to e-Media, as such may be modified by Moore from time to time.

     1.56 "Moore Marks" means the trademarks, trade names, service marks and
           -----------
          logos owned, controlled or licensed by Moore.

     1.57 "Moore Network" means the computer hardware, network connections and
           -------------
          telecommunications lines located in, or extending to, Moore's facilities to be operated and maintained by Moore.

     1.58 "Moore Representatives" has the meaning set forth in Section 5.5 (a).
           ---------------------

     1.59 "Moore Specific Failure" has the meaning set forth in 5.10(a).
           ----------------------

     1.60 Intentionally omitted.

     1.61 "Non-Renewal Payment" has the meaning set forth in Section 5.11.
           -------------------

     1.62 "Page View" means each access by an Internet user of a Webpage
           ---------
          contained within the Website.

     1.63 "Personnel Agreements" means written agreements between e-Media and
           --------------------
          each of its employees, consultants, sub-contractors and others who participate in, or who have access to, any of e-Media's work hereunder, in substantially the form of Exhibit ___ hereto.

     1.64 "Pre-Execution Date Payments" has the meaning set forth in Section
           ---------------------------
          6.1.

     1.65 "Rejection" has the meaning set forth in Section 2.6(d).
           ---------

     1.66 "Retainer Agreement" means an agreement between Moore and e-Media in
           ------------------
          substantially the form of Exhibit D hereto.

     1.67 "Secure Area" has the meaning set forth in Section 5.5.
           -----------

     1.68 "Staging Server" has the meaning set forth in Section 5.4.
           --------------

     1.69 "Source Code Escrow Agreement" means an agreement in the form of
           -----------------------------
          Exhibit E hereto executed by e-Media, Moore and a mutually satisfactory person or entity, independent of Moore and e-Media, as escrow agent.

     1.70   "Specifications" has the meaning set forth in the Recital A.
             --------------

     1.71   Intentionally omitted.

     1.72   "Trade Secrets" means trade secrets as defined in the Connecticut
             -------------
            Uniform Trade Secrets Act.

     1.73   "Training Standards" means training, by skilled persons, each with
             ------------------
            no less than twenty-four (24) months of experience training end-users of computers in a business setting.

     1.74   "Transfer" means the transfer of the Website to Moore or a hosting
             --------
            service provider of its choice.

     1.75   "Transferable" means, with respect to the Website, that it functions
             ------------
             and performs in accordance with the Specifications when operated
             (a) by Moore or by a hosting service provider selected by Moore on Web Servers technically equal to the equipment set forth in the Specifications meeting industry standards for performance and reliability (b) under the supervision of an experienced or competently trained person.

     1.76   "Transfer Documentation" means written manuals and instructions,
             ----------------------
            containing all information and instructions, and presented in a manner sufficient for an experienced or competently trained person selected by Moore to efficiently and effectively effect Transfer.

     1.77   "Transfer Training" has the meaning set forth in Section 2.11.
             -----------------

     1.77A. "Updates" has the meaning set forth in Section 5.4.
             -------

     1.78   "Upgrades" means any change which (i) increases the speed,
             --------
            efficiency or ease of operation of any software, script, technology or file, (ii) adds additional capabilities thereto, or (iii) otherwise improves the functionality, performance or appearance thereof.

     1.79   "URL" ("Universal Resource Locator") means an address that
             ---
            identifies documents, such as Webpages and related resources, on the World Wide Web.

     1.80   "Warranty Service Period" means the ninety (90) days, extended by
             -----------------------
            all the time during which Warranty Service is required and during which it takes e-Media to implement any Warranty Service, immediately following Launch.

     1.81   "Warranty Service" means all revisions, patches, fixes, work-
             ----------------
            arounds, modifications and replacements necessary or appropriate for the Enabling Works to function and perform in accordance with the Specifications, consistently and without error.

     1.82   Intentionally omitted.

     1.83   "Web Browser" means the current version and the version immediately
             -----------
            preceding the current version of software that is designed to allow interactive access to the World Wide Web (and in some cases to other Internet resources as well), including Netscape Navigator and Microsoft Internet Explorer.

     1.84   "Webpage" means a document or file that is formatted using HTML, or
             --------
            its equivalent, and that is intended to be accessible by Internet users with a Web Browser.

     1.85   "Web Server" means computer equipment used to make the Website
             ----------
            accessible to Internet users with a Web Browser.

     1.86   "Website" means the presence, in accordance with the Specifications,
             -------
            of the Moore Content on the World Wide Web (i) enabled by the integration of the Enabling Works and the Moore Content, and (ii) formed by the Combined Network.

     1.87   "Website Updates" means revisions, updates, deletions, enhancements
             ---------------
            or modifications of the Website.

     1.88   "World Wide Web" means all Webpages and resources related to
             --------------
            Webpages accessible to Internet users with a Web Browser.

     1.89   "Work Product" means all (a) HTML files, CFML files, Java files,
             ------------
            graphics files, sound files, multimedia files, data files, technology, scripts and programs, both in object code and source code form, created by e-Media for Moore in connection with this Agreement, other than Content Management Tools, and (b) Documentation and any Transfer Documentation.

2.   WEBSITE DEVELOPMENT, DELIVERY, TESTING AND LAUNCH

     2.1    Development and Delivery of Website. e-Media agrees to (a) develop
            -----------------------------------
            and deliver the Work Product to Moore, (b) license the e-Media-Licensed Works to Moore, (c) prepare and deliver the Documentation to Moore, (d) launch the Website for Moore, and (e) provide all design, development, creative, programming, installation, launching, training, technical support and other services in connection therewith, all as contemplated by the Development Agreement, in accordance with the Specifications.

     2.2  Delivery of Moore Content. Moore agrees to deliver to e-Media all
          -------------------------
          Moore Content that it desires e-Media to incorporate into the Website, in the formats set forth in the Specifications. e-Media shall, prior to incorporating Content delivered to it by Moore into the Website, remove any Trojan horses, worms, viruses or other disabling devices from it by scanning it with a virus detection program. In the event that Moore incorporates any Content directly into the Website, e-Media shall have no responsibility or liability to Moore or any third party arising out of any Trojan horses, worms, viruses or other disabling device ("Disabling Devices") that was in the Content or for the effect of such Disabling Devices on the Website.

     2.3  Notice of Delay. e-Media agrees to notify Moore promptly of any
          ---------------
          factor, occurrence or event coming to its attention that may affect e-Media's ability to meet the requirements of the Development Agreement, or that may occasion any material delay in delivery of any Enabling Work or launch of the Website, including any loss or reassignment of key employees or equipment failure. Moore agrees to notify e-Media promptly of any factor, occurrence or event coming to its attention that may affect Moore's ability to meet the requirements of the Development Agreement, or that may occasion any material delay in delivery of Moore Content.

     2.4  Project Leaders and Liaisons. Michael S. Terretta is the Project
          ----------------------------
          Leader for e-Media, and Peter Hood is the Project Leader for Moore. They or their designees shall meet weekly, until Launch, and thereafter as reasonably requested by Moore until Launch Acceptance Date. Exhibit G, attached, sets forth the name, address, telephone number, fax number and e-mail address of each person designated by Moore or e-Media as responsible, for the respective party, for arranging meetings and consultations between the parties, and for the transmission and receipt of Content and Enabling Works, Documentation and technical information and assistance. ("Project Liaisons") The Project Liaisons shall attend or otherwise participate in project planning meetings as appropriate, and endeavor to respond within one business day of receipt of any requests for information or decisions that are communicated "live" by telephone between them (not over voice mail) or by e-mail.

     2.5  Progress Reports. At least once every week until Launch, e-Media shall
          ----------------
          offer to give, and if requested give, Moore a progress report advising Moore, in detail, of the status of e-Media's performance under the Development Agreement. Said report shall be in writing if so requested by Moore.

     2.6  Delivery of Enabling Works; Acceptance in Phases.
          ------------------------------------------------

          (a)  Intentionally omitted.

          (b) Prior to the commencement of Beta Phase One, e-Media shall have successfully completed alpha testing of the Enabling Works reasonably satisfactory to Moore. Unless the parties otherwise mutually agree in writing, subject to the installation by Moore of appropriate connectivity requirements, e-Media shall cause the Website development to enter Beta Phase One as soon as practicable. e-Media shall deliver all Enabling Works to Moore and install them, with the Moore Content delivered previously to e-Media, on the Web Servers, prior thereto. During Beta Phase One, Moore shall (i) review the Enabling Works and Website to determine whether they conform to the Specifications, and (ii) perform tests to determine whether the Enabling Works, when integrated with all previously-delivered Work Product and Moore Content and operated on the Web Servers set forth in the Specifications, function and perform (x) as set forth in the Specifications, and (y) repetitively on a variety of data, without failure or error, consistently and accurately ("Beta
                                                                       ----
               Phase One Acceptance Review"). e-Media shall give Moore all
               ---------------------------
               reasonable assistance required to conduct the Beta Phase One Acceptance Review. Moore shall have a reasonable period of time, of approximately four (4) weeks, to conduct Beta Phase One Acceptance Review ("Beta Phase One Acceptance Review Period").
                                   ---------------------------------------

          (c) Once Moore has communicated, in writing, to e-Media that it has satisfactorily completed the Beta Phase One Acceptance Review ("Beta Phase One Acceptance"), e-Media shall cause the Website
                 -------------------------
               development to enter Beta Phase Two. During Beta Phase Two, Moore shall review and perform tests on the Enabling Works by conducting commercial transactions with customers selected by it ("Beta Phase Two Acceptance Review"). e-Media shall give Moore
                 --------------------------------
               all reasonable assistance required to conduct the Beta Phase Two Acceptance Review. Moore shall have a reasonable period of time, of approximately four (4) weeks, to conduct Beta Phase Two Acceptance Review ("Beta Phase Two Acceptance Review Period").
                                   ---------------------------------------
               Once Moore has communicated, in writing, to e-Media that Moore has satisfactorily completed Beta Phase Two Acceptance Review ("Beta Phase Two Acceptance"), the Website will begin full
                 -------------------------
               commercial-use operation ("Launch").
                                          ------

          (d) Moore shall notify e-Media if either the Beta Phase One or Beta Phase Two Acceptance Review does not establish that the Enabling Works conform to, function and perform, or the Website does not operate, in accordance with the Specifications (a "Rejection").
                                                                  ---------
               During such Beta Phase One and Beta Phase Two Acceptance Review Periods, Moore may Reject all or any part of the Enabling Works or Website which does not satisfy, conform to, function, perform or operate in accordance with, the Specifications. A Rejection shall be in writing and shall state the grounds therefor. Subject to the provisions of Section 2.7, an Enabling Work or the Website shall be considered accepted ("Accepted," resulting in either
                                              --------
               Beta Phase One Acceptance or Beta Phase Two Acceptance, as applicable) if Moore does not Reject it within the applicable Acceptance Review Period.

          (e) If Moore Rejects an Enabling Work or the Website, e-Media shall have up to the following ten (10) business days, but in no event more than the applicable Review Period, to implement any corrections, amendments or other changes necessary to establish that it functions, performs and operates in accordance with the Specifications ("Cure"). Upon implementation of such Cure,
                                ----
               e-Media shall redeliver such Enabling Work to Moore or reimplement the Website for a Beta Phase One or Beta Phase Two Acceptance Review, as applicable.

          (f) If Moore Rejects an Enabling Work or the Website, the procedures set forth herein shall be repeated until it is Accepted within 10 days of Rejection, unless it is not Accepted within said period or is Rejected 3 times. If it is not Accepted within said period or is Rejected 3 times, Moore may commence an arbitration against e-Media seeking remedies as a result of its damages relating to rejection pursuant to this Section 2.6(f).

     2.7  Intentionally omitted.
          ---------------------

     2.8  Back-up of Enabling Works and Moore Content. Prior to Acceptance of an
          -------------------------------------------
          Enabling Work, e-Media shall back up said Work and the Moore Content at such times and shall store said back up materials at such locations as is consistent with e-Media's Gold Level hosting program.

     2.9  Submission to Index Sites. At least 5 days prior to the delivery of
          -------------------------
          the Enabling Works for Beta Phase One, e-Media shall supply Moore with a list of online directories and search engines ("Index Sites") (e.g.,
                                                            -----------
          Alta Vista, Yahoo!, Infoseek, Lycos, and similar Internet resources that maintain lists of or information about resources available on the Internet) that may be appropriate to list the Website. At Moore's option and convenience, Moore shall then specify (in writing or by e-mail) up to six (6) Index Sites to which it would like its Website submitted, and e-Media shall then submit Website to the selected Index Sites within one week of Moore's selection of Index Sites.

     2.10 Website Transfer. Website transfers by e-Media to Moore to a new
          ----------------
          hosting service will be provided and effected and completed, at Moore's written request to e-Media, within thirty (30) days after said request, subject to payment, except as provided in Section 5.12, to e-Media of fees at the rate of eighty dollars ($80) per hour not in excess of one hundred fifty (150) hours in connection therewith.

     2.11 Training. e-Media shall, prior to Launch, train the persons selected
          --------
          by Moore to use and maintain the Enabling Works, and all Upgrades thereto. Such training shall consist of at least ten (10) consecutive business days of training by experienced personnel at a location in Connecticut designated by Moore. In addition, e-Media shall, at Moore's request, at charges of no more than its reasonable and customary hourly or daily charges, and at a cost of no more than $175 per hour or $1,200 per day, promptly train persons selected by Moore to implement, independently of e-Media, and Transfer the Website ("Transfer Training"). All such training shall conform to the Training
            -----------------
          Standards.

     2.12 Documentation.
          -------------

          (a)  Documentation for Work Product and e-Media-Licensed Works.
               ---------------------------------------------------------
               e-Media shall, on or prior to the date of Launch, deliver all Documentation to Moore for the Work-Product and e-Media-Licensed Works meeting the Documentation Standards.

          (b)  Intentionally Omitted
               ---------------------

          (c)  Transfer Documentation. e-Media shall promptly prepare and
               ----------------------
               deliver such Transfer Documentation as Moore may request pursuant to Section 3.2 at charges of no more than its reasonable and customary hourly or daily charges.

     2.13 Work Product Operating Response Time. e-Media shall design and program
          ------------------------------------
          the Website utilizing generally accepted industry practices such that the Website, if hosted on the e-Media Servers with the e-Media Network Architecture identified in Exhibit L, will, during no sixty (60) consecutive minute period, process commercial transactions at a median rate of in excess of one-half (1/2) of one (1) second, measured at said e-Media Servers, from the receipt at said Servers of the commercial transaction requests until the completion of the processing by said Servers and Website.

3.   ADDITIONAL WORK

     3.1  Change Orders: Modification of Work Product and e-Media-Licensed
          ----------------------------------------------------------------
          Works. If Moore desires e-Media to change a function or performance of
          -----
          a Work Product or e-Media-Licensed Work from that set forth in the Specifications, Moore shall deliver to e-Media a statement of the changes desired (the "Change Proposal"). Within 5 days of a Change
                                ---------------
          Proposal, e-Media shall submit a change order proposal (the "Change
                                                                       ------
          Offer") which includes a statement of any additional charges and, if
          -----
          the Change Offer is provided prior to Acceptance of the Work Product or e-Media-Licensed Work, any adjustments to the date of Launch that it proposes to effect the changes described in the Change Proposal. e-Media shall quote all Change Proposal charges at no more than its reasonable and customary hourly or daily charges, and at no more than $175 per hour or $1,200 per day. On Moore's written approval of the Change Offer (a "Change Order"), the Change Proposal and Change Order
                           ------------
          shall become a part of the Specifications. The Work Product and e-Media-Licensed Work on any Change Order shall be subject to Acceptance Reviewing, with the number of days for Acceptance Review and Acceptance Review Period set forth in the Change Proposal.

     3.2  Preparation and Delivery of Transfer Documentation. If Moore desires
          --------------------------------------------------
          e-Media to prepare Transfer Documentation, Moore shall deliver to e-Media a statement of the Transfer Documentation desired (the "Documentation Request"). Within 5 days of the Documentation Request,
           ---------------------
          e-Media shall submit a documentation charge proposal (the "Documentation Charge Statement") which includes a statement of the
           ------------------------------
          charges and delivery dates it proposes for the requested Documentation. Such delivery dates shall be as early as reasonably practicable, and shall not entail a longer delay in starting and concluding the work than encountered by e-Media's other clients for work of similar size and scope. e-Media shall quote all charges at no more than its reasonable and customary hourly or daily charges, and at no more than $175 per hour or $1,200 per day. On Moore's written approval of the Documentation Charge Statement, e-Media shall prepare and deliver Transfer Documentation as requested by the Documentation Request and in accordance with the Documentation Charge Statement.

     3.3  Sufficient Writings. A Change Proposal, Change Offer, Change Order,
          -------------------
          Documentation Request and Documentation Charge Statement shall be written and signed by Moore's Senior Vice President of Information Systems (Peter Hood, on the Execution Date) or its Manager of Program Service (Lorraine Crawford, on the Execution Date) and by e-Media's chief financial officer (Raymond Tellini, on the Execution Date) or its account manager (Evan Barnet, on the Execution Date). An e-mail message shall constitute a writing, for purposes hereof, only if: (a) the e-mail message explicitly and prominently states that it is "Change [Proposal][Offer][Order], Documentation [Request] [Charge Statement] Number __ pursuant to the Moore Medical/e-Media Website Development and Hosting Agreement"; (b) the responding e-mail message clearly refers to the specific e-mail message to which it is responding; (c) the terms of the Change [Proposal][Offer][Order], Documentation [Request] or [Charge Statement], including the work to be done, the timing for that work, and the price for that work, are evident on the face of the three e-mail messages without reference to any other e-mail messages or Webpages; and (d) the three e-mail messages reflect a complete agreement among the parties on all material points mentioned in each e-mail message.

     3.4  Retainer Agreement. On Moore's written request at any time prior to
          ------------------
          March 1, 2000, e-Media shall execute the Retainer Agreement to Moore in the form of Exhibit D hereto, and Moore shall thereupon execute it and deliver it to e-Media. If Moore does not make such request, e-Media shall offer such Retainer Agreement after March 1, 2000, based upon e-Media's then current rates.

4.   LICENSES

     4.1 License by e-Media to Moore of e-Media-Licensed Works. e-Media hereby
         -----------------------------------------------------
grants to Moore, its successors and assigns a worldwide, non-exclusive, royalty-free, perpetual, irrevocable right to use, publicly perform, publicly display and digitally perform the e-Media-Licensed Works, in all media now known or hereafter known. e-Media shall, prior to the Beta Phase Two Review Period, provide to Moore the object code to the most current copies of all e-Media-Licensed Works to which Moore has rights pursuant to the foregoing, plus all related Documentation. Moore's exploitation of the e-Media-Licensed Works shall be limited to (i) the use of same in connection with the Website, and (ii) the use by alternative URL's pointed at the Website's URL (ie. such that when a user addresses the alternative URL it will gain access to the Website). Said license to: (1) reproduce and create derivative works shall be limited to reproduction and creation of derivative works made (a) in connection with the Website, or (ii) to edit and produce content thereon; and (2) reproduce and create derivative works shall be limited to reproductions and creation of derivative works for Moore's internal use only, provided that this limitation shall not restrict Moore from using, publicly performing, publicly displaying and digitally performing Content edited or produced with such reproduction or derivative work.

     4.2  Intentionally Omitted.
          ---------------------

     4.3  Licenses Irrevocable. All licenses granted under or pursuant to this
          --------------------
          Agreement (including e-Media-Licensed Works and under Section 10.1 of this Agreement) are irrevocable, and any purported revocation shall be void and of no effect.

     4.4  Post-Hosting Period Upgrades to e-Media-Licensed Works. Moore shall be
          ------------------------------------------------------
          entitled to obtain licenses to Upgrades to the e-Media-Licensed Works made after the Hosting Period on no less favorable terms than offered by the e-Media to its licensee offered the most favorable terms.

5.   Website Hosting Services

     5.1  Hosting Services. e-Media shall, during the Hosting Term, provide to
          ----------------
          Moore the specific technical services described in Exhibit K hereto, and all services set forth or described in this Section 5 and all subparts hereof (each a "Hosting Service," and collectively the
                                   ---------------
          "Hosting Services").
           ----------------

     5.2  Delivery and Implementation of Hosting Services. e-Media shall, during
          -----------------------------------------------
          the Hosting Term, deliver and implement the Hosting Services in accordance with the Specifications, the network architecture of the e-Media Network and the e-Media Server specifications set forth in Exhibit L ("e-Media Server Specifications").
                      -----------------------------

     5.3  Hosting Software.
          ----------------

          (a) e-Media shall, for purposes of providing the Hosting Services provided herein during the Hosting Term, provide and maintain the Hosting Software.

          (b) e-Media represents and warrants that (a) Exhibit K, attached, sets forth: (i) all Hosting Software; (ii) the nature and use of such Software; (iii) its owner; and (iv) all licenses to e-Media of such Software, other than Hosting Software that e-Media has the right to use without license; and (b) e-Media will maintain all such licenses during the Hosting Term, without charge to Moore, sufficient for the operation of the Website and for it to discharge its obligations under the Hosting Agreement.

          (c) e-Media shall not add or remove any Hosting Software (or any part thereof) without Moore's prior written consent.

     5.4  Website Updates. e-Media shall, during the Hosting Term, provide Moore
          ---------------
          with a system and necessary software to allow Moore to transmit changes to the Website Content ("Updates") to a staging server
                                           -------
          designated by e-Media (the "Staging Server"). e-Media shall, within
                                      --------------
          ten (10) business days
          of receipt by Moore, update the appropriate e-Media Server(s) with the Website Updates on the Staging Server, provided that such Updates are in a form which can be placed on the appropriate e-Media Server(s) and accessed over the Internet. e-Media shall, prior to said updating of the appropriate e-Media Servers with the Website Updates, scan the Updates with a current virus protection program in an effort to remove any interference from Disabling Devices from said Updates,

     5.5  Access and Security.
          -------------------

          (a)  Physical Access and Security. e-Media shall maintain a secure
               ----------------------------
               cage(s) in which all of the e-Media Network, Website and Confidential Information deployed in digital format and which comprises portions of the Website shall be located and stored (the "Secure Area"). Access to the Secure Area shall be limited
                     -----------
               by e-Media solely to (i) the individuals identified in Exhibit M, as amended by Moore from time to time, as authorized by Moore to have access to the Secure Area (the "Moore Representatives") with
                                                    ---------------------
               e-Media representatives present, and (ii) e-Media's engineers, senior engineers, system administrators, equivalent systems personnel and senior management (and as necessary and with appropriate supervision, other service personnel) authorized by e-Media based on their need to have access to perform the Hosting Services hereunder. Moore Representatives shall have access to the Secure Area and any other location in which any e-Media Server, Content or Confidential Information is located twenty-four (24) hours a day, seven (7) days a week. To the extent that Moore desires access to the Secure Area pursuant hereto, e-Media will afford Moore reasonable access to e-Media representatives for such purpose.

          (b)  Electronic Security. e-Media shall provide electronic security
               -------------------
               (i.e., "firewalls"), including but not limited to operating systems and network interfaces, for the Combined Network so as to prevent unauthorized access by third parties to the Website and Confidential Information. Moore shall consult with e-Media to assist it with formulating and implementing a general security policy.

     5.6  Monthly Hosting Fees and Hosting Payment Terms. In consideration of
          ----------------------------------------------
          the Hosting Services and other services provided by e-Media under
          Article 5 of this Hosting Agreement, Moore agrees to pay e-Media a fee of $22,883.00 per month for each month during the Hosting Term ("Hosting Fee"), payable on the first day of each month in advance.
            -----------

     5.7  Hosting Term. e-Media shall provide the Hosting Services for a period
          ------------
          of twelve (12) months from Launch, unless earlier terminated as otherwise provided in Sections 5.9(b), 5.10(b) and 5.12 (the "Initial
                                                                        -------
          Term"). e-Media shall continue to provide the Hosting Services on the
          ----
          terms and conditions of this Hosting Agreement beyond the Initial Term for additional twelve (12) month terms (each, subject to Sections
          5.9(b), 5.10(b) and 5.12, a "Renewal Term") unless Moore gives e-Media
                                       ------------
          a written notice of termination at least three (3) months prior to the expiration of the Initial Term or the then-current Renewal Term. The Initial Term and any Renewal Term(s) are herein collectively referred to as the "Hosting Term."
                     ------------

     5.8  Hosting Services Termination and Payment. Upon the effective date of
          ----------------------------------------
          any termination or expiration of the Hosting Term, Moore shall pay (i) all unpaid and outstanding fees through the effective date of termination or expiration of the Hosting Term and (ii)if it fails to renew the Initial Term for a Renewal Term pursuant to Section 5.7 and except as provided for in Sections 5.11 and 5.12, the Non-Renewal Payment.

     5.9 Performance Representations and Warranties. e-Media represents and
         ------------------------------------------
warrants the following:

          (a)  Dedicated Equipment and Bandwidth. The e-Media Network, and each
               ---------------------------------
               component thereof, is and will be dedicated solely to Moore. e-Media acknowledges that it established the e-Media Network Configuration and Moore Network Configuration with knowledge of the particular purpose for which such Networks are required by Moore and with knowledge that Moore is relying on e-Media's skill and judgment to select or furnish suitable hardware, software, network connections and telecommunications lines. e-Media hereby warrants that the e-Media Network, and each component thereof, provided to Moore from e-Media and all spare components shall be current technology, new and merchantable and shall be fit for their intended purpose in accordance with the Hosting Agreement.

          (b)  Uptime. Except as otherwise agreed in writing by the parties, the
               ------
               Website shall be accessible to Internet users twenty-four (24) hours per day, seven (7) days per week, with the sole exception of scheduled maintenance during such times as Moore and e-Media mutually agree in advance in writing which shall be not less than an average of ten (10) minutes per day during each prior consecutive thirty (30) day period ("Scheduled Hosting
                                                    -----------------
               Maintenance Time"). E-Media shall furnish to Moore Hosting
               ----------------
               Services, including response in the event of a Failure, consistent with e-Media's Gold Level Hosting Service described on Exhibit N hereto. Notwithstanding the foregoing, in the event of any loss or interruption of Hosting Services for more than an average of twenty (20) minutes per day during each consecutive thirty (30) day period, Moore shall (as its sole remedy under this Agreement, including without limitation the Hosting Agreement, receive a credit against future Hosting Services equal to one (1) day for each day or portion thereof during which there is any loss or interruption of Hosting Services for more than an average of twenty (20) minutes per day during each consecutive thirty (30) day period. Any loss or interruption of the Hosting Services, for causes other than scheduled maintenance in excess of a cumulative period of 1350 minutes in any consecutive thirty (30) day period shall be considered a For Cause Hosting Term Termination Event. The parties acknowledge that the Website may be accessible to Internet users but Internet users may, for reasons unrelated to e-Media or its obligations hereunder, be unable to access the Website (ie. storm damage, cable cuts, or the like). In any such event(s), the downtime shall not be counted against e-Media for the purposes hereof.

          (c)  Backup; Redundancy. e-Media will provide Moore at all times with
               ------------------
               the equipment, communications capacity and carriers, power backup and redundancy set forth in the e-Media Network Architecture, provided that in any event e-Media will always provide Moore with sufficient local generator backup power capacity to fully operate the e-Media Network for at least two (2) consecutive hours. In the absence of extraordinary circumstances, e-Media has access to spare web servers and shall put available servers into use on six
               (6) hours notice in the event that the e-Media Network ceases to make the Website available to Internet users.

          (d)  Response Time. E-Media warrants that the Website will process
               -------------
               commercial transactions during no sixty (60) consecutive minute period at a median rate of in excess of one-half (1/2) of one (1) second, measured at the e-Media Servers, from receipt of commercial transaction requests until completion of the processing by said servers and the Website.

          (e)  Processor Capacity. The e-Media Servers shall each, on the
               ------------------
               average, operate at less than fifty percent (50%) processor capacity between 8:00 a.m. and 8:00 p.m. EST.

     5.10 Procedure for Determining and Remedying Hosting Service Failure.
          ---------------------------------------------------------------

          (a)  Time to Discover; Notification of Moore. As soon as practicable,
               ---------------------------------------
               but in any event within one (1) hour following identification by e-Media or Moore of any Hosting Service Failure, e-Media will determine and report to Moore's chief information systems' officer by telephone and/or e-mail (address: phood@mooremedical.com) whether, in its view, the source of such
               ----------------------
               Failure is in the e-Media Network. Unless such Failure is limited to the Moore Network ("Moore Specific Failure"), e-Media will
                                      ----------------------
               determine its source as soon as practicable after determining that it is not a Moore Specific Failure. In any event, e-Media will notify Moore of the source of such defect or problem as soon as practicable after identifying the source.

          (b)  Remedy of Defect or Problem. After identification, except in the
               ---------------------------
               case of Moore Specific Failures, e-Media shall, at no additional cost to Moore, respond to and remedy, to the reasonable satisfaction of Moore, any Failure other than a Moore Specific Failure in accordance with Exhibit N. In the event that e-Media is unable or fails to remedy, to the reasonable satisfaction of Moore, e-Media shall notify Moore of such, and shall provide Moore with an alternate means of obtaining the Hosting Services to Moore within 24 hours at no extra cost to Moore. If e-Media fails to remedy such Failure after 24 hours, such shall be a For Cause Hosting Term Termination Event. In the case of Moore Specific Failures, e-Media will cooperate with Moore to resolve the problem as soon as possible.

     5.11 Non-Renewal Payment. If Moore fails to renew the Initial Term for a
          -------------------
          Renewal Term pursuant to Section 5.7, it shall pay e-Media a termination payment of $68,649 ("Non-Renewal Payment"). No such
                                           -------------------
          payment shall be payable in the event of a For Cause Hosting Term Termination Event.

     5.12 For Cause Hosting Term Termination. In the event that either (i)
          ----------------------------------
          Launch Acceptance Date does not occur as specified in Section 14.7, or
          (ii) e-Media is in material breach of a provision of the Hosting Agreement and it fails to remedy such breach within five (5) business days of Moore's written notice thereof to e-Media, such shall be a For Cause Hosting Term Termination Event. In the event of a For Cause Hosting Term Termination Event, Moore may on written termination notice to e-Media terminate the Hosting Term for cause (a "For Cause
                                                                     ---------
          Hosting Term Termination Event"). No Non-Renewal Payment shall be
          ------------------------------
          payable in the event of Moore's termination of the Hosting Term by reason of a For Cause Hosting Term Termination Event. In the event of a termination of the Hosting Term by reason of a For Cause Hosting Term Termination Event, e-Media shall transfer the Website to a new hosting services provider selected by Moore, within 150 person hours in no event to exceed thirty(30) days of such request, using 2-3 people assuming the transferee hosting service provider employs comparable bandwidth as that employed by e-Media, without charge.

6.   COMPENSATION, ETC.

     6.1  Development Fees. e-Media and Moore agree that e-Media's compensation
          ----------------
          for designing, developing, creating, programming, documenting, implementing and launching the Website in accordance with the Development Agreement and the Specifications shall be one million three hundred seventy-five thousand six hundred fifteen dollars and no cents ($1,375,615.00) ("Development Fees") Moore has paid e-Media six
                                  ----------------
          hundred eighty-seven thousand eight hundred seven dollars and fifty cents ($687,807.50) of the Fees on or prior to the Execution Date ("Pre-Execution Date Payments"). The balance of the Development Fees
            ---------------------------
          shall be paid as follows: (a) two-hundred and twenty-nine thousand two hundred sixty nine dollars and sixteen cents ($229,269.16) on the Execution Date, being paid on execution of this Agreement by application of the credit in the amount of two-hundred and twenty-nine thousand dollars ($229,000.00), (b) two hundred twenty-nine thousand four hundred three dollars and seventy five cents ($229,403.75) within simultaneous with Beta Phase Two commencement, and (c) two hundred twenty-nine thousand four hundred three dollars and seventy five cents ($229,403.75) simultaneous with Launch. One Hundred Thousand Dollars ($100,000.00) of the payment to be received simultaneous with Launch shall be held in escrow pursuant to the terms of the Escrow Agreement attached hereto as Exhibit O.

     6.2  Repurchase of Certain Equipment. On October 8, 1999, Moore purchased
          -------------------------------
          certain equipment from e-Media. e-Media is, simultaneous with the execution of this Agreement, repurchasing said equipment from Moore and is paying Moore two hundred thirty-four thousand one hundred fifty two dollars and fifty cents ($234,150.50) therefor (of which $229,000.00 is being applied as credit against the portion of the Development Fees payable under Section 6.1(a) of this Agreement, and the balance, $5,152.50, is being paid by e-Media's check to Moore in that amount) and, in consideration thereof, Moore is herewith transferring to e-Media all its right, title and interest in said equipment.

     6.3  Expenses. Moore shall reimburse e-Media for all reasonable
          --------
          out-of-pocket expenses which have been approved in advance in writing by Moore incurred by e-Media in the performance of services hereunder (except that no such advance approval shall be needed for long distance telephone calls, messenger, overnight delivery, automobile mileage and tolls, after-hour reasonable meal charges and outsourced photocopying expenses), within thirty (30) days after Moore's receipt of expense statements, with supporting documentation.

     6.4  Most Favored Client. e-Media represents and warrants that the Fees do
          -------------------
          not, and that the charges referred to in Sections 2.10, 2.11(c), 2.11(d), 3.1, 3.2, 3.4 and 5.6 will not, reflect hourly or daily charges in excess of those charged by e-Media on projects of similar size and scope for any other client of e-Media.

7.   DEVELOPER REPRESENTATIONS AND WARRANTIES

     7.1  No Conflict. e-Media represents and warrants that it is under no
          -----------
          obligation or restriction, nor will it assume any such obligation or restriction that does or would in any way interfere or conflict with, or that does or would present a conflict of interest concerning, the work to be performed by e-Media under this Agreement.

     7.2  Ownership and Licensed Rights. e-Media represents and warrants that:
          -----------------------------
          (i) e-Media has the authority to enter into this Agreement and to perform all its obligations hereunder; (ii) e-Media has and will have full and sufficient right to transfer and assign all ownership rights in the Work Product to Moore and to grant all license rights to Moore in the e-Media-Licensed Works pursuant to this Agreement; (iii) e-Media is and will be the sole author of all Enabling Works; (iv) the Work Product is and will be created solely by e-Media; (v) e-Media has not granted any rights or licenses to any third party under or to Work Product or any portion thereof; (vi) the Website and Work Product are "works made for hire," e-Media's work on the Website and Work Product have been specially ordered by Moore as an audiovisual work, or such other category of work as may be eligible, to the greatest extent available under law, for treatment under 17 U.S.C ss. 101, et seq., as a "work made for hire;" and (vii) on delivery of Work Product and Website to Moore as required by this Agreement, Moore will have all right, title and interest therein, free of all claims (other than any claim by e-Media for unpaid Fees or reimbursable unreimbursed expenses), liens and encumbrances.

7.3  Non-infringement. e-Media represents and warrants that (i) the e-Media
     ----------------
Network, e-Media Licensed Works and Work Product do not and will not infringe, in whole or in part, any patent, copyright, trademark or other Intellectual Property Right of any third party, (ii) e-Media has received no claim or charge of such infringement by the e-Media Network, e-Media-Licensed Works or Work Product or any portion thereof, (iii) e-Media has no reason to believe that the e-Media Network, e-Media-Licensed Works or Work Product may infringe, in whole or in part, a patent, copyright, Trade Secret or other Intellectual Property Right of any third party, and (iv) the e-Media Network, e-Media-

Licensed Works and Work Product do not invade or violate any right of privacy, personal or proprietary right, or other common law statutory right.

     7.4  Originality. e-Media represents and warrants that the Work Product is
          -----------
          and will be original work developed by it exclusively for Moore pursuant to this Agreement.

     7.5  Copyright and Patent. e-Media represents and warrants that: (a)
          --------------------
          assuming that Moore does not publish Work Product in a manner which causes loss of copyright therein, the Work Product is and will be entitled to copyright protection under United States copyright laws, and (b) no Work Product has or will be published by e-Media, or by any of its employees, consultants, sub-contractors or other person who has or obtains access to Work Product through e-Media, under circumstances which have caused, or may cause, a loss of copyright or patent therein.

     7.6  Conformity, Performance, and Compliance. e-Media represents and
          ---------------------------------------
          warrants that: (a) all services performed and to be performed under this Agreement by e-Media will be rendered using sound, professional practices and in a competent and professional manner by knowledgeable, trained and qualified personnel; (b) the Enabling Works and Website will appear and operate in conformance with the Specifications; (c) the Website, if hosted in accordance with the Specifications, will be accessible by users of the Internet twenty-four (24) hours per day, seven (7) days per week; (d) all obligations owed to third parties with respect to obligations of e-Media pursuant to this Agreement or with respect to Enabling Works or the Website are or will be, prior to the beginning of Beta Phase Two, fully satisfied by e-Media, so that Moore does not and will not have any obligations with respect thereto to any third party; (e) e-Media has complied and will comply with all applicable federal, state and local laws in the performance of its obligations hereunder; (f) subject to Paragraphs 2.2 and 5.4 herein, the entire Website and the e-Media Network does not and will not contain any Trojan horses, worms, viruses or other disabling devices;
          (g) e-Media, in implementing the Website, will not alter the Moore Content in any manner without Moore's prior written consent; and (h) the Enabling Works and Website are and will be free from programming errors which would materially impair conformance with the Specifications.

     7.7  Personnel Agreements. e-Media represents and warrants that it has and
          --------------------
          will have Personnel Agreements. On Moore's request, which shall be made only upon Moore's reasonable and good-faith belief that a Personnel Agreement(s) has been breached to the detriment of Moore, e-Media shall furnish Moore with copies of the applicable executed Personnel Agreement(s).

     7.8  Year 2000. e-Media represents and warrants that the Hosting Services,
          ---------
          e-Media Network, Website, Work Product and e-Media-Licensed Works shall provide, among other things, the following functionality: (a) accurate processing of date-related information before, during and after January 1, 2000, including, without limitation, accepting date input, providing date output, and performing calculations on dates or portions of dates; (b) function accurately in accordance with the Specifications and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century; (c) respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (d) store and provide output of date information in ways that are unambiguous as to century.

     7.9  Transferability. e-Media represents and warrants that the Website,
          ---------------
          Work Product and e-Media-Licensed Works are and will be Transferable and warrants that all Transfer Documentation will meet the Documentation Standards.

     7.10 Warranty Service. e-Media warrants that it will provide the Warranty
          ----------------
          Service during the Warranty Service Period, except that e-Media will not be obliged to provide Warranty Service if Moore modifies an Enabling Work and/or the Moore Network unless it reasonably demonstrates that its modification did not cause the need for Warranty Service.

     7.11 Source Code Escrow Agreement Deposit. e-Media and Moore agree to
          ------------------------------------
          execute the Source Code Escrow Agreement prior to Launch, and to name AboveNet as escrow agent. e-Media represents and warrants that, upon Launch, it shall deposit the source code to the e-Media-Licensed Works in escrow, for release to Moore only upon the occurrence of certain events as forth therein.

     7.12 No Certain Third Party Materials. e-Media warrants and represents that
          --------------------------------
          no HTML file, CFML file, graphic file, sound file, data file, technology, script or program not proprietary to e-Media in incorporated in or used in connection with the Work Product other than Moore Content.

8.   CLIENT REPRESENTATIONS AND WARRANTIES

     Moore represents and warrants that: (a) it has the power and authority to enter into this Agreement; (b) it is the owner or licensee of all rights necessary and appropriate to use the Moore Content on the Website; (c) the Moore Content is original, except for material in the public domain and such excerpts from the other works as may be included therein or pursuant to the written license of the copyright owners; (d) the Moore Content does not contain libelous material; (e) the Moore Content does not and will not infringe, in whole or in part, any patent, copyright, trademark or other Intellectual Property Right of any third party; (f) Moore has received no claim or charge of such infringement by the Moore Content or any portion thereof; (g) Moore has no reason to believe that the Moore Content may infringe, in whole or in part, a patent, copyright, Trade Secret or other Intellectual Property Right of any third party; and (h) the Moore Content does not invade or violate any right of privacy, personal or proprietary right, or other common law statutory right.

9.   DISCLAIMERS OF OTHER WARRANTIES

     THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY THE RESPECTIVE PARTIES. THE PARTIES EXPRESSLY DISCLAIM, AND HEREBY EXPRESSLY WAIVE, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED. MOORE MAKES NO WARRANTIES OR GUARANTEES OTHER THAN TO e-MEDIA AS SET FORTH HEREIN AS TO THE ACCURACY OR COMPLETENESS OF ANY CONTENT PUBLISHED OR MADE ACCESSIBLE TO WEBSITE.

10.  OWNERSHIP AND RIGHTS

     10.1 Grant of License by Moore: Content. As between Moore and e-Media,
          ----------------------------------
          Moore shall own all right, title and interest in and to the Content. Moore hereby grants to e-Media a non-exclusive, non-transferable, limited license, to use the Content under the terms and conditions of this Agreement solely in connection with the establishment of the Website. e-Media may only make such copies of the Content as may be necessary to perform its obligations under this Agreement. Except for the limited license set forth in this Section, Moore expressly reserves all other rights in and to the Content.

     10.2 Copyright Notice. e-Media shall cause the following copyright notice
          ----------------
          (or any other notices as instructed in writing by Moore) to be displayed on each page of Website on which Moore Content is viewed:
          "Copyright (or(C)) ____ [relevant year] Moore Medical Corp. All Rights Reserved."

     10.3 Trademark Usage. e-Media shall not use any Moore Content or Moore
          ---------------
          Marks, in any manner other than as is expressly provided for in this Agreement, without Moore's prior written approval. e-Media shall submit to Moore for prior written approval any proposed use of the Moore Marks, and shall not use the Moore Marks without such approval. Moore reserves the right to review any approved use of the Moore Marks and to require changes in such further use, and e-Media agrees to comply with such requirements. e-Media acknowledges and agrees that:
          (a) it shall not use the Moore Marks in a manner likely to diminish the Moore Marks' commercial value; (b) it shall not knowingly permit any third-party to use the Moore Marks unless authorized to do so in writing by Moore; (c) it shall not knowingly use or permit the use of any mark, name, or image likely to cause confusion with the Moore Marks; (d) all goodwill associated with e-Media's use of the Moore Marks shall inure to Moore;
          (e) the Moore Marks are and shall remain the sole property of Moore;
          (f) nothing in this Agreement shall confer in e-Media any right of ownership in the Moore Marks, and e-Media shall not make any representation to the effect, or use the Moore Marks in a manner that suggests that such rights are conferred; and (g) e-Media shall not now or in the future contest the validity of the Moore Marks.

     10.4 Publicity. Without limiting Section 10.3, e-Media and its employees,
          ---------
          agents and representatives will not, without prior written consent in each instance, use in any advertising, public announcement, press release or any other promotional endeavor any Moore mark, the name of Moore or any Moore affiliate, or any officer or employee of Moore, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof used by Moore or its affiliates, or represent, directly or indirectly, that any product or service provided by e-Media has been approved or endorsed by Moore, or refer to the existence of this Agreement in a press release, advertising or materials distributed to e-Media's prospective customers. Notwithstanding the foregoing, after the Launch Acceptance Date, e-Media shall have the right to use the name of Moore on its standard client list which lists all or substantially all of the e-Media's other clients (provided, however, that Moore's name is not used or presented in a manner which is distinct from the way any of the other clients' names are presented).

     10.5 Intellectual Property Rights in and Ownership of Work Product.
          -------------------------------------------------------------

          (a) The Work Product and all Upgrades thereto are the property of Moore and all right, title and interest thereto, and the copyright embodied therein, shall vest in Moore and shall be deemed to be a "work made for hire" under the United States copyright law (17 U.S.C.ss.101 et seq.) and made in the course of the Development Agreement. To the extent that title to any such works may not, by operation of law, vest in Moore or such works may not be considered to be work made for hire, all right, title and interest therein are hereby irrevocably assigned to Moore. e-Media herewith irrevocably assigns to Moore all Intellectual Property Rights in the Work Product and the Upgrades thereto. All Work Product and Upgrades thereto shall belong exclusively to Moore with Moore having the right to obtain and to hold in its own name, copyrights, patents, registrations or such protection as may be appropriate to the subject matter, and any extensions and renewals thereof. e-Media agrees to give, without charge (except for copying or similar administrative costs), Moore and any person designated by Moore all information available to e-Media and to assist (at its regular charges, for consultations) Moore in determining patentability and perfecting and enforcing the rights defined in this Section; provided, however, that to the extent
                                        -----------------
               that any information is e-Media Confidential Information, e-Media shall promptly notify Moore thereof and shall furnish such Information to Moore upon receipt from Moore in form and substance reasonably satisfactory to e-Media and Moore of a non-disclosure agreement covering such Information.

          (b) e-Media agrees never to contest or dispute or assist others in contesting or disputing Moore's exclusive ownership of all right, title and interest in and related to the Work Product or Upgrades thereto, and the Intellectual Property Rights in or related to the Work Product or Upgrades thereto.

          (c) The Intellectual Property Rights or other property rights granted or assigned Moore hereunder shall become and remain the exclusive property of Moore even if Moore does not file applications for patent, copyright, trademark, service mark, trade secret, mask work or other similar protection, as applicable, for any such rights.

          (d) e-Media hereby waives any moral rights in and to the Work Product which e-Media may acquire pursuant to the Development Agreement or by operation of law and expressly agrees not to undertake any steps to acquire any such rights, and expressly grants Moore the right to make Upgrades in and to the same.

     10.6 Rights Clearance. Moore shall be responsible for obtaining any
          ----------------
          permissions necessary: (a) to place the Moore Content and any other editorial materials (i.e., photographs or other content which appears as part of the substantive content) on the Website; and (b) for the use of any Moore Content for navigational or site design purposes which is specifically requested for inclusion by Moore. Except with respect to the foregoing, e-Media shall have the full and complete responsibility to obtain any rights, licenses, clearances, releases or other permissions necessary for e-Media and Moore to develop and test any software to be incorporated as part of the Website pursuant to this Agreement or Content used for navigational or site design purposes, and e-Media shall pay all fees or costs associated therewith. With respect to any rights clearances, which are Moore's responsibility, e-Media will facilitate and clear such rights, subject to Moore's payments of any fees to third parties for such clearances (such fees to be approved in advance by Moore in writing).

     10.7 Domain Names. Subject to availability, the Website shall have its URL
          ------------
          under Domain Name, www.mooremedical.com, which Domain Name is and shall remain the sole property of Moore (the "Primary Domain Name").
                                                        -------------------
          e-Media shall register any other available Domain Names which are necessary for the efficient and proper development and operation of the Website, which Domain Names will ultimately resolve to any Webpage within the Website of the Primary Domain Name (the "Secondary Domain
                                                              ----------------
          Names"). All Secondary Domain Names shall remain the sole property of
          -----
          Moore. To the extent that title to the Primary Domain Name and the Secondary Domain Names does not vest in Moore by operation of law, e-Media hereby assigns all rights, title, and interests to Moore which e-Media has, may have, or may hereafter have, if any, in and to the Primary Domain Name and Secondary Domain Names. e-Media shall promptly, upon Moore's request, execute any documents and submit any documents to Network Solutions, Inc. and/or other agency which are necessary to give full force and effect to the foregoing assignment.

     10.8 No Infringement. In performing services under this Agreement, each
          ---------------
          party agrees not to design, develop, or provide any items that infringes one or more patents, copyrights, trademarks, or other Intellectual Property Rights, privacy or other rights of any person or entity. If a party becomes aware of any such possible infringement in the course of performing any work hereunder, that party shall immediately so notify the other party in writing.

     10.9 Additional Insured. Moore shall, at Moore's cost, cause e-Media to be
          ------------------
          named as an additional insured under Moore's product liability insurance policy.

11.  INDEMNIFICATION

     11.1 Indemnification. Each party hereto (an "Indemnifying Party") shall
          ---------------                         ------------------
          indemnify and hold harmless the other party hereto, and its employees, officers, directors, controlling persons and affiliates (each an "Indemnified Party") for, and shall pay to Indemnified Parties the
           -----------------
          amount of any loss, liability, damage, diminution of value (but, not in the aggregate, in excess of the sum of the Fees paid by Moore to e-Media under this Agreement) and expenses (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising,
                                                            -------
          directly or indirectly, from or in connection with: (a) any breach by the Indemnifying Party of any representation or warranty made by said Party in this Agreement, and (b) any breach by the Indemnifying Party of any covenant or obligation of said Party in this Agreement. The remedies provided in this Section will not be exclusive of or limit any other remedies that may be available to an Indemnified Party.

     11.2 Procedure for Indemnification - Third Party Claims. Promptly after
          --------------------------------------------------
          receipt of notice by an Indemnified Party of any claim against it which, if valid, would entitle it to indemnification under Section 11.1, said Party, if it desires such indemnification, shall give prompt notice to the Indemnifying Party of such claim, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party, except to the extent that the defense of such claim is prejudiced by the Indemnified Party's failure to give such prompt notice. Unless the Indemnifying Party (a) is also a party to such claim and the Indemnified Party determines in good faith that joint representation would be inappropriate or (b) fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such claim and provide indemnification with respect to such claim, it will be entitled to participate in the defense of such claim and to the extent that it wishes to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party, will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under Section 11.1 for any fees of other counsel or any other expenses with respect to the defense of such claim, in each case subsequently incurred by the Indemnified Party in connection with the defense of such claim, other than reasonable costs of investigation. If the Indemnifying Party assumes the defense of a claim, (x) it will be conclusively established for purposes of this Agreement that the claim is within the scope of and subject to indemnification; (y) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified party's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Party, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (iii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Party of a claim and the Indemnifying Party does not, within ten (10) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such claim, the Indemnifying Party will be bound by any determination of such claim, or any compromise or settlement effected by the Indemnified Party. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a claim for which it would be entitled to indemnification under this Agreement may adversely affect it or its affiliates other than as a result of monetary damages, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such claim, but the Indemnifying Party will not be bound by any determination of so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld). Each Indemnifying Party hereby consents to the non-exclusive jurisdiction of any court in which a claim is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such claim or other matters alleged therein.

     11.3 Procedure for Indemnification - Other Claims. A claim for
          --------------------------------------------
          indemnification for any matter not involving a third-party claim may be asserted by notice to the Indemnifying Party.

12.  CONFIDENTIALITY; NON-COMPETITION; ETC.

     12.1 Confidentiality. e-Media shall treat this project as confidential in
          ---------------
          accordance with Section 12.3 below. e-Media may not issue any advertising, marketing material, or press release that refers to e-Media's work for Moore unless Moore has previously approved the material in writing, which approval shall not be unreasonably withheld. If e-Media receives inquiries regarding e-Media's work for Moore after Launch, e-Media may, without disclosing any Moore Confidential Information, respond to such inquiries with respect to the work that e-Media conducted for Moore and any technical questions relating to Website, but shall also use commercially reasonable efforts to refer all such inquiries to Moore. In no event shall e-Media comment on Moore's philosophies, motivations, goals, or the like in constructing a Website, on items or ideas that Moore may have decided not to include in its Website, or on disagreements or difficulties (if any should arise) between e-Media and Moore or between Moore and others in connection with this Agreement or the construction of Website.

     12.2 Non-Competition. e-Media shall not, for a period equal to the greater
          ---------------
          of (i) one (1) year after the Launch Acceptance Date, and (ii) the term of the Hosting Agreement and any renewals or extensions thereof, but in no event more than three (3) years, develop or host an e-commerce Website (i) for any entity or person specified in Exhibit J, or (ii) for any business or unit of a business which (except for an incidental portion of its business competitive with a business of Moore) is a distributor of medical or surgical supplies.

     12.3 "Look and Feel". e-Media shall not design or host a Website for one of
           -------------
          its other clients that "looks and feels" materially like Website. Such "look and feel" shall be measured by reference to points (referred to below) the following elements as same exist on the Website as of the date of Launch: (a) the use of similar logos or graphics or similar sizing and placement of logos or graphics (5 points); (b) the use of a similar organization scheme for the entire Website or for any particular page or section thereof (30 points); (c) the use of the same type face for the customer's logo (5 points); (d) the organization of the site into sections similar to those on Website (30 points); (e) the use of a "button bar" that is substantially similar to Moore's "button bar" (15 points); (f) the use of descriptive text similar to or organized similar to that of Moore (10 points); and (g) the use of the same or substantially similar links or graphics to convey information (5 points). A website designed or hosted by e-Media shall be deemed to "look and feel" materially like the Website if 50 or more of such points are present. Notwithstanding anything to the contrary contained herein, nothing herein shall constitute a transfer or license by Moore to e-Media of any proprietary right that it may have.

     12.4 Confidential Information. Each party shall hold the other party's
          ------------------------
          Confidential Information in confidence and shall not disclose or use it for any purpose other than as necessary to perform it obligations under this Agreement.

     12.5 Joinder, at e-Media's Option, Against e-Media's Employee's for Breach
          ---------------------------------------------------------------------
          of Personnel Agreement. If Moore seeks to enforce a Personnel
          ----------------------
          Agreement against an employee of e-Media, it shall (i) where reasonable and practicable, provide e-Media an opportunity to join in the action, at its expense, and (ii) at e-Media's written request, forego the recovery of monetary damages from the employee if e-Media indemnifies Moore for the amount thereof on terms reasonably satisfactory to Moore and establishes to Moore's reasonable satisfaction the adequacy of its financial resources for such indemnification.

     12.6 Non-Solicitation of Employees. Each party acknowledges that the other
          -----------------------------
          party's employees are uniquely qualified for their jobs, and that the identity of the other party's employees is Confidential Information. Therefore, each party represents and warrants that it has not and agrees that it will not for a period until the earlier of (i) February 28, 2001, or (ii) one (1) year after the Launch Acceptance Date, solicit the employment of any of the other party's employees.

13.  TERMINATION

     13.1 Termination for Breach. Either party may terminate its obligations
          ----------------------
          under the Development Agreement upon thirty (30) days written notice if the other party materially breaches any of the terms of the Development Agreement, provided, however, that its obligations will not terminate if the non-terminating party cures the breach (including by compensating the terminating party for its Damages, if any, resulting from the breach) within the thirty (30) day notice period.

     13.2 Treatment of License of e-Media-Licensed Works in Bankruptcy. All
          ------------------------------------------------------------
          rights and licenses granted under or pursuant to this Agreement by e-Media to Moore are, and shall be deemed to be, for the purposes of
          Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(56) of the Bankruptcy Code. The parties agree that Moore, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that in the event of the commencement of a bankruptcy proceeding by or against e-Media under the Bankruptcy Code, other than by Moore individually or with the cooperation of third parties and which is not dismissed within sixty (60) days following the date of commencement and for which a trustee is appointed (except as otherwise provided in the Source Code Escrow Agreement), Moore shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and embodiments of such intellectual property, and such, if not already in its possession, shall be promptly delivered to Moore (i) upon the expiration of the sixty (60) day period described above upon written request therefor by Moore, unless e-Media (as debtor-in-possession) or its trustee-in-bankruptcy elects to continue to perform all of its obligations under this Agreement, or (ii) upon the rejection of this Agreement by or on behalf of e-Media upon written request therefor by Moore, provided that in any such event Moore's exploitation of the intellectual property shall be limited to the use of same in connection with the Website and for its internal use, including the creation of derivative works solely for internal purposes, and to edit and produce Content for use on the Website only and not for any other use or purpose, including without limitation commercial or public use, and, other than as specifically provided herein, shall not encompass the production of derivative works, the sale, resale, license or sublicensing of any or all of such intellectual property.

     13.3 Return of Confidential Information Upon Termination. Upon termination
          ---------------------------------------------------
          by a party of its obligations under this Agreement, the other party shall promptly return to the terminating party all copies of the other party's Confidential Information other than Confidential Information included in the Work Product theretofore delivered to Moore and paid for.

14.  GENERAL PROVISIONS

     14.1 Independent Contractors. The parties to this Agreement are independent
          -----------------------
          contractors, and no agency, partnership, joint venture or employee-employer relationship is intended or created by this Agreement. Neither party shall have the power to obligate or bind the other party. Personnel supplied by e-Media shall work exclusively for e-Media and shall not, for any purpose, be considered employees or agents of Moore. e-Media shall be solely responsible for their supervision, direction and control, compensation, benefits and taxes.

     14.2 Force Majeure. Neither party shall be deemed in default of the
          -------------
          Development Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed, restricted or prevented by reason of any act of God, fire, natural disaster, act of government, strikes or labor disputes, inability to provide raw materials, power or supplies, or any other similar act or condition beyond the reasonable control of the parties, provided that the party so affected uses its best efforts to avoid and remove the causes of nonperformance and continues performance hereunder immediately after those causes are removed. Upon such circumstances arising, the date of Launch shall be extended for a period equal to the duration of such circumstances (in no event to exceed a cumulative period of 30 days), and the parties shall meet forthwith to discuss what, if any, other modification may be required to the terms of the Development Agreement, in order to reach a resolution. In the event that any act or acts of force majeure prevent either party from carrying out its obligations under the Development Agreement for a cumulative period of more than 30 days, the other party may terminate its obligations under the Development Agreement upon 10 days written notice. Such termination shall not discharge any liability or obligation incurred hereunder prior to termination.

     14.3 Governing Law. This Agreement shall be governed and construed in all
          -------------
          respects with the state laws of the State of Connecticut as they apply to a contract entered into and performed within the State, without giving effect to principles of conflicts of laws.

     14.4 Compliance With Laws. e-Media shall ensure that its Website design
          --------------------
          services will comply with all applicable international, national and local laws and regulations.

     14.5 Partial Invalidity. Should any provision of this Agreement be held to
          ------------------
          be void, invalid or inoperative, the remaining provisions of this Agreement shall not be affected and shall continue in effect and the invalid provision shall be deemed modified to the least degree necessary to remedy such invalidity.

     14.6 Headings. Headings used in this Agreement are for reference purposes
          --------
          only and in no way define, limit, construe or describe the scope or extent of such section or in any way affect this Agreement.

     14.7 Time of the Essence for Launch. e-Media shall perform the services,
          ------------------------------
          and shall otherwise design, develop, test, deliver, implement, operate, maintain and update the Website and any Work Product, in compliance with the Specifications. Time is of the essence with respect to the Launch occurring by no later than March 15, 2000, provided, however, that if e-Media is prevented in effecting the Launch by said date by reason of Moore's failure to make any delivery required to be made by it to e-Media hereunder or to reasonably cooperate with e-Media and e-Media promptly advises Moore in writing that such failure will delay the Launch, said date shall be extended by the number of days of such failure and such additional time as may be reasonably required to reschedule in light of all of e-Media's commitments and obligations, but not more, in the aggregate, than two extension days for each day of Moore delay.

     14.8 Notice. Any notice provided pursuant to this Agreement, if specified
          ------
          to be in writing, shall be in writing and shall be deemed given (i) if by hand delivery, upon receipt thereof, (ii) if by mail, three (3) business days after deposit in the United States mails, postage prepaid, certified mail, return receipt requested, (ii) if by facsimile transmission, upon electronic confirmation thereof, or (iv) if by next day delivery service, upon such delivery. All notices shall be addressed as follows (or such other address as either party may in the future specify in writing to the other):

          In the case of e-Media:
          ----------------------

          e-Media, L.L.C.
          199 Elm St.
          New Canaan, CT 06840
          Attention: Albert F. Barber, Chief Operating Officer
          Fax:  203-966-6042
          e-mail: abarber@e-media.com
                  -------------------

          with a copy to:

          e-Media, L.L.C.
          199 Elm St.
          New Canaan, CT 06840
          Attention: Eric J. Dale, General Counsel
          Fax:  203-966-6042
          e-mail: edale@e-media.com

          In the case of Moore:
          --------------------

          Moore Medical Corp.
          389 John Downey Drive

           New Britain, CT  06050
           Attention: Peter Hood, Senior Vice President - Information Systems
           Fax: 860-826-3601
           e-mail: phood@mooremedical.com
                   ----------------------

           with a copy to:

           Joseph Greenberger, Esq.
           1370 Avenue of the Americas
           New York, NY 10019
           Fax: 212-757-4053 and 212-496-8324
           e-mail: grnbrgr@flash.net
                   -----------------

     14.9  Neutral Construction. The parties to this Agreement agree that this
           --------------------
           Agreement was negotiated fairly between them at arm's length and that the final terms of this Agreement are the product of the parties' negotiations. Each party warrants and represents that it has sought and received legal counsel of its own choosing with regard to the contents of this Agreement and the rights and obligations affected hereby. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore should not be construed against a party on the grounds it drafted, or was more responsible for drafting, it.

     14.10 No Waiver. The failure of either party to partially or fully exercise
           ---------
           any right or the waiver by either party of any breach, shall not prevent a subsequent exercise of such right or be deemed a waiver of any subsequent breach of the same or any other term of this Agreement.

     14.11 Arbitration. Any dispute arising under or relating to this Agreement
           -----------
           shall, at the request of either party, be submitted to binding arbitration administered by, and pursuant to the rules of, the American Arbitration Association held in Hartford, Connecticut, with all costs of the arbitration to be paid by the non-predominately prevailing party, and shared equally until such party is determined. The arbitrator may award injunctive relief or any substantive or procedural relief or direction available from a judge in an action, in law or equity. Prior to the appointment of an arbitrator, either party shall be entitled, in circumstances considered appropriate by a court of competent jurisdiction, to court-ordered injunctive relief; however, once an arbitrator is appointed, he/she shall have the power to modify or terminate any such court-ordered injunctive relief. Each party waives the posting of bond or security by the other party in connection with its seeking or obtaining injunctive relief. Judgment upon any arbitration award may be entered in any court having jurisdiction. All expenses (including reasonable attorneys', investigatory and experts' fees and disbursements) incurred by the predominately prevailing party in connection with the arbitration and the enforcement of the arbitration award shall be paid by the non-predominately prevailing party.

     14.12 Entire Agreement. Each party to this Agreement acknowledges that this
           ----------------
           Agreement constitutes the entire Agreement of the parties with regard to the subject matters addressed in this Agreement, that this Agreement supersedes all prior or contemporaneous agreements, discussions, or representations, whether oral or written, with respect to the subject matter of this Agreement, and that this Agreement cannot be varied, amended, changed, waived, or discharged except by a writing signed by all parties hereto. Each party to this Agreement further acknowledges that no promises, representations, inducements, agreements, or warranties, other than those set forth herein, have been made to induce the execution of this Agreement by said party, and each party acknowledges that it has not executed this Agreement in reliance on any promise, representation, inducement, or warranty not contained herein.

     14.13 Insurance. e-Media shall, throughout the performance of its services
           ---------
           pursuant to this Agreement, maintain at its sole cost and expense:
           Comprehensive general liability insurance and broad form contractual insurance (including automobile liability insurance and broad form contractual coverage) with minimum limits of $1,000,000 combined single limit per occurrence, protecting e-Media and Moore from claims for loss or damage to property or loss, damage or liability for injury or death to persons occurring from any cause whatsoever that may arise from or in connection with the performance of e-Media's services under this Agreement or from or out of any negligent act of omission of e-Media, its officers, directors and employees; and worker`s compensation insurance as required by applicable law.

IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date first written above.

e-Media, L.L.C.                                     Moore Medical Corp.

By:    /s/  John Engel                              By:    /s/ Linda M. Autore
Title: President                                    Title: President and CEO

*
1/21/2000 - Each party's execution and delivery of this may be withdrawn by it if in its judgment exhibits wholly satisfactory to it are not exchanged and attached by 1/28/2000. Changes marked to pages 1,3,5,7,11,12,15,18,20,23,29 and per note on page 30 are incorporated.

Exhibit A - Specifications

Exhibit B - [omitted]

Exhibit C - [omitted]

Exhibit D - Form of Retainer Agreement

Exhibit E - Form of Source Code Escrow Agreement

Exhibit F - [omitted]

Exhibit G - Project Liaisons

Exhibit H - [omitted]

Exhibit I - [omitted]

Exhibit J - Entities and Persons for Whom e-Media May Not Develop a Website

Exhibit K - Hosting Services:  Technical Services

Exhibit L - Combined Network Architecture and e-Media Server Specifications

Exhibit M - Moore Representatives

Exhibit N - Service Response Times

Exhibit O - Escrow Agreement